UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 14, 2013

Middlefield Banc Corp.

(Exact name of registrant specified in its charter)

Ohio	000-32561	34-1585111
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15985 East High Street, Middlefield, Ohio		44062
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (440) 632-1666

[not applicable]

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02:	Compensatory Arrangements of Certain Officers

At a meeting of the board of directors of The Middlefield Banking Company held on January 14, 2013, the Board of Directors took a number of actions affecting officer compensation, including determining the compensation of President and Chief Executive Officer Thomas G. Caldwell, Executive Vice President and Chief Operating Officer James R. Heslop, II, and Chief Financial Officer and Treasurer Donald L. Stacy. Base salary in 2013 for Mr. Caldwell will be $247,000 (an increase of $7,150), for Mr. Heslop $195,300 (an increase of $5,675), and for Mr. Stacy $148,500 (an increase of $4,300). None of these officers is a party to an employment agreement.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Middlefield Banc Corp.

Date: January 16, 2013	/s/ James R. Heslop, II
Executive Vice President and Chief Operating Officer